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                                                                   Exhibit 24.4

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Evergreen Resources, Inc.
Denver, Colorado


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 15, 1995 relating to the consolidated financial statements and schedules of Evergreen Resources, Inc. and subsidiaries appearing in the Company's annual Report on Form 10-K for the year ended March 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        BDO SEIDMAN




Denver, Colorado
July 11, 1995